Equal Energy Responds to Unsolicited Proposal

Calgary, Alberta – March 25, 2013 – Equal Energy Ltd. (TSX: EQU) (NYSE: EQU) (“Equal”) confirms that it is aware of a public announcement by Montclair Energy, LLC (“Montclair”) today with respect to its prior unsolicited and conditional proposal dated February 27, 2013 to acquire all of the common shares of Equal (the “Proposal”).

In response to Equal’s receipt of the afore-mentioned Proposal and a number of verbal non-binding and conditional expressions of interest for a potential transaction, the board of directors of Equal formed a special committee (the “Special Committee”) of independent directors in early March to investigate and evaluate all proposals presented to Equal.  Global Hunter Securities, LLC and Scotia Waterous Inc. were engaged as financial advisors to assist the Special Committee.  The Special Committee, with the assistance of its financial and legal advisors, intends to consider such expressions of interest in a deliberate and thoughtful manner with a view to the best interests of Equal before undertaking any specific course of conduct. Equal did not intend to disclose, nor will it disclose further, developments with respect to the process being undertaken by the Special Committee unless and until the board of directors has approved a definitive transaction.

Equal has engaged in discussions with a number of potential suitors, including Montclair, to understand the terms and conditions of their expressions of interest and the value proposition they represent.  Montclair’s unsolicited and conditional proposal was rejected, as Montclair requested a response prior to the completion of the Special Committee’s process.  Equal would be pleased to consider further proposals from Montclair as part of the Special Committee’s process.

There is no assurance that the Special Committee’s process will result in the receipt of a definitive proposal and, if received, that such proposal will be recommended by the Special Committee or the board of directors or that such proposal will be implemented.

Contacts:
Don Klapko
President & CEO – Equal Energy Ltd.
(403) 536‐8373 or (877) 263‐0262

About Equal Energy:
Equal Energy is an oil and gas exploration and production company based in Calgary, Alberta, with its United States operations office located in Oklahoma City, Oklahoma. Our common shares and convertible debentures are listed on the Toronto Stock Exchange under the symbols (EQU, EQU.DB.B), and our common shares are listed on the New York Stock Exchange under the symbol (EQU). Our oil and gas assets are centered on the Hunton liquids‐rich natural gas property in Oklahoma.

Forward-Looking Statements
Certain information in this press release constitutes forward-looking statements under applicable securities law including with respect to the Proposal, the Special Committee process and the potential approval of a definitive transaction.  Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as "may," "should," "anticipate," "expects," "seeks" and similar expressions.

Forward-looking statements necessarily involve known and unknown risks. Readers are cautioned that the foregoing list of factors is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated forward-looking statements contained in this press release are expressly qualified by this cautionary statement.

The forward looking statements contained in this news release are made as of the date of this news release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.